EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Unitholders of Valero Energy Partners LP and
The Board of Directors of Valero Energy Partners GP LLC
We consent to the incorporation by reference in the Registration Statement (No.333-193348) on Form S-8 of Valero Energy Partners LP of our report dated July 25, 2014, with respect to the combined financial statements of the Texas Crude Systems Business as of and for the year ended December 31, 2013 included in this Current Report on Form 8-K/A (Amendment No. 2) of Valero Energy Partners LP.
/s/ KPMG LLP

San Antonio, Texas
July 25, 2014